UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 2, 2018 (April 26, 2018)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
On April 26, 2018, Brookdale Senior Living Inc. (the “Company”) and certain of its subsidiaries entered into several agreements with Ventas, Inc. (“Ventas”) and certain of its subsidiaries to restructure the Company’s portfolio of 128 communities leased from Ventas, including the Master Lease and Security Agreement and the Guaranty described below.
The Master Lease and Security Agreement (the “Master Lease”) is a triple-net lease between certain subsidiaries of the Company named therein (collectively, “Tenant”) and certain subsidiaries of Ventas named therein (collectively, “Landlord”) and amends and restates prior leases comprising an aggregate portfolio of 107 communities into the Master Lease. Under the Master Lease and other agreements entered into on April 26, 2018, the 21 additional communities leased by the Company from Ventas pursuant to separate lease agreements will be combined automatically into the Master Lease upon the first to occur of Ventas' election or the repayment of, or receipt of lender consent with respect to, mortgage debt underlying such communities. The Company and Ventas agreed to observe, perform and enforce such separate leases as if they had been combined into the Master Lease effective April 26, 2018, to the extent not in conflict with any mortgage debt underlying such communities. Based solely on information from Ventas, we expect 17 of the 21 additional communities to be combined into the Master Lease in 2018. The transaction agreements with Ventas further provide that the Master Lease and certain other agreements between the Company and Ventas will be cross-defaulted.
The initial term of the Master Lease ends December 31, 2025, and Tenant has two 10-year extension options. In the event of the consummation of a Change of Control (as defined in the Guaranty) of the Company on or before December 31, 2025, the initial term of the Master Lease will be extended automatically through December 31, 2029.
The Master Lease, together with the separate leases that will be combined provide for an aggregate initial annual minimum rent of approximately $180.5 million prior to giving effect to the rent credits referenced below. Effective on January 1, 2019, and on January 1 of each lease year thereafter, the annual minimum rent will be subject to an escalator equal to the lesser of 2.25% or four times the CPI increase for the prior year (or zero if there was a CPI decrease). If Tenant exercises one or both 10-year extension options, the annual minimum rent for the initial lease year for any such renewal term will be the greater of (i) the fair market rental of the communities (limited to an increase of no more than 10% from the annual minimum rent in effect immediately preceding the renewal term) or (ii) the increased annual minimum annual rent for such lease year applying the foregoing escalator.
Pursuant to the Master Lease, Tenant will receive annual rent credits over the term of the Master Lease of $8 million for 2018 (prorated for the partial lease year ending December 31, 2018) and 2019, $7 million for 2020 and $5 million for each lease year thereafter. If a Change of Control of the Company occurs prior to 2021, the annual rent credit will be reduced to $5 million.
Pursuant to the terms of the Master Lease, at any time from time to time on or before April 26, 2019, Tenant may, at its option, provide notice to Landlord of Tenant's election to direct Landlord to market for sale one or more communities with up to approximately $30 million of annual minimum rent. Upon receipt of such notice, Landlord will be obligated to use commercially reasonable, diligent efforts to sell such communities on or before December 31, 2020 (subject to extension for regulatory purposes); provided, that Landlord’s obligation to sell any such community will be subject to Landlord’s receiving a purchase price in excess of a minimum sale price to be mutually agreed by Tenant and Landlord and to certain other customary closing conditions. Upon any such sale, such communities will be removed from the Master Lease, and the annual minimum rent under the Master Lease will be reduced by the amount of the net sale proceeds received by Landlord multiplied by 6.25%.
The Master Lease requires that Tenant spend (or escrow with Landlord) a minimum of $2,000 per unit per 24-month period commencing with the 24-month period ending December 31, 2019 and thereafter each 24-month period ending December 31 during the lease term, subject to annual increases commensurate with the escalator beginning with the second lease year of the first extension term (if any). If a Change of Control of the Company occurs, Tenant will be required, within 36 months following the closing of such transaction, to invest (or escrow with Landlord) an aggregate of $30 million in the communities for revenue-enhancing capital projects.
The obligations of Tenant under the Master Lease, and certain other subsidiaries of the Company under other agreements with Ventas, are guaranteed by the Company pursuant to the Guaranty. The Guaranty requires the Company (i) to maintain a security deposit with Ventas in the amounts set forth in the Guaranty, and (ii) to satisfy Company-level minimum tangible net worth and maximum adjusted net debt to adjusted EBITDAR covenants. The Company may cure failures of the financial covenants by posting additional security deposits until such time as the financial covenants are satisfied, subject to floor tangible net worth and ceiling maximum adjusted net debt to adjusted EBITDAR levels. In addition, subject to certain conditions set forth in the Master Lease, if the tangible net worth or adjusted net debt to adjusted EBITDAR covenants reach certain levels, Ventas has the right to terminate the Master Lease as to some or all of the properties and to retain a portion of the security deposit then allocable to such terminated properties. Pursuant to the terms of the Guaranty, the Company may consummate a Change of Control transaction without the need for consent of Ventas so long as certain objective conditions are satisfied, including the post-transaction guarantor’s satisfying certain enhanced minimum tangible net worth and maximum adjusted net debt to adjusted EBITDAR levels, having minimum levels of operational experience and reputation in the senior living industry, and paying a change of control fee of $25 million to Ventas.
Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	May 2, 2018	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary